UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 16, 2010
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CFS BANCORP, INC.
(Exact name of registrant as specified in its charter)
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Indiana (State or other jurisdiction of incorporation)	000-24611 (Commission File Number)	35-2042093 (IRS Employer Identification No.)

                              707 Ridge Road, Munster, Indiana                                                                                        46321
                              (Address of principal executive offices)                                                                                     (Zip Code)

Registrant’s telephone number, including area code:  (219) 836-5500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 16, 2010, CFS Bancorp, Inc. (the “Company”) announced that John W. Palmer has been appointed to the Board of Directors of Citizens Financial Bank, the Company's bank subsidiary.  Mr. Palmer was elected to the Company's Board of Directors at its 2010 Annual Meeting of Shareholders held on April 27, 2010.

Mr. Palmer, age 50, is the co-founder of PL Capital, LLC, an investment firm specializing in the banking industry.

Prior to co-founding PL Capital in 1996, Mr. Palmer was employed by KPMG LLP, an international public accounting firm.  While at KPMG, Mr. Palmer specialized as an auditor and a strategic advisor to companies in the commercial banking, consumer finance, thrift, mortgage banking and discount brokerage industries, serving public and privately held clients ranging in size from $25 million to $25 billion.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 19, 2010

CFS BANCORP, INC.

By:  /s/ Joyce M. Fabisiak
           Joyce M. Fabisiak
           Vice President

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